EXECUTION COPY


                  STOCK PURCHASE AGREEMENT, dated as of June 18, 2003 (this "Agreement"), by and between Hewlett-Packard Financial Services Company, a Delaware corporation ("HPFS") and Atlantic Investors, LLC, a Delaware limited liability company ("Atlantic").

                  WHEREAS, Atlantic and HPFS have each determined that the transactions contemplated by this Agreement, on the terms and conditions of this Agreement, would be advantageous and beneficial to their respective companies, shareholders (in the case of HPFS) and members (in the case of Atlantic).

                  WHEREAS, the parties hereto desire to consummate the transactions contemplated herein, pursuant to which (a) HPFS will transfer to Atlantic, 47,168 shares, (collectively, the "NaviSite Shares") of Common Stock, par value $0.01 per share, of NaviSite, Inc., a Delaware corporation ("NaviSite") owned by HPFS, (b) HPFS will transfer to Atlantic 260,786 shares (collectively, the "CBT Shares"; together with the NaviSite Shares, the "Shares") of Common Stock, par value $0.01 per share of ClearBlue Technologies, Inc., a Delaware corporation ("ClearBlue") owned by HPFS, and (c) Atlantic will issue to HPFS a 8% promissory note in the original principal amount of $880,000.00 due 2008, substantially in the form attached hereto as Exhibit I (the "Note").

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

     SECTION 1.1. Definitions. As used herein, the following terms shall have the following meanings:

                  "Act" means the Securities Act of 1933, as amended, and the rules and regulations issued in respect thereto.

                  "Encumbrance" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

                  "Law" means any law, statute, regulation, rule, ordinance, requirement or other binding action or requirement of any governmental, regulatory or administrative body, agency or authority or any court of judicial authority.

                  "Order" means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

                  "Person" means any individual, corporation, general or limited partnership, joint venture, association, limited liability company, joint stock company, trust, business, bank, trust company, estate (including any beneficiaries thereof), unincorporated entity, cooperative, association, government branch, agency or political subdivision thereof or organization of any kind.

                  "Transaction Documents" means any ancillary contracts, agreements or other documents that are to be entered into in connection with the transactions contemplated hereby (including, without limitation, the Note).

                                   ARTICLE II

                           Exchange of Stock and Note

SECTION 2.1. Exchange. Subject to the terms and conditions of this Agreement, at the Closing, HPFS agrees to transfer to Atlantic the Shares, and Atlantic agrees to issue to HPFS the Note.

SECTION 2.2.      The Closing.

(a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as promptly as possible but no later than the fifth business day following the day the last of the conditions set forth in Article V shall have been fulfilled or waived (other than those that this Agreement contemplates will be satisfied at or immediately prior to the Closing), or at such other time as shall be mutually agreed upon by HPFS and Atlantic (the "Closing Date").

(b) Subject to the conditions set forth in this Agreement, the parties agree to consummate the following transactions at the Closing:

        (i) Atlantic shall deliver an executed original of the Note to HPFS; and

        (ii) HPFS shall assign and transfer to Atlantic the Shares, by physically delivering to Atlantic two or more stock certificates representing the Shares being sold, duly endorsed or accompanied by duly executed stock powers sufficient to validly transfer such Shares to Atlantic or its nominee.

                                  ARTICLE III

                     Representations and Warranties of HPFS

     HPFS represents and warrants to Atlantic that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

SECTION 3.1. Power and Authority; Enforceability. HPFS is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. HPFS has all requisite capacity, power and authority to execute, deliver and perform this Agreement. No other corporate action on the part of HPFS is necessary to authorize the execution and delivery by HPFS of this Agreement or the consummation by it of the Contemplated Transactions (as defined below). This Agreement has been duly executed and delivered and, upon execution by Atlantic, will constitute a valid and legally binding obligation of HPFS, enforceable against HPFS in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 3.2. Ownership; Transferability. HPFS is the legal and beneficial owner of the Shares, free and clear of any Encumbrance or restriction on transfer, other than (i) restrictions under the Act, (ii) restrictions reflected in a legend on the certificates representing the Shares, (iii) restrictions under that certain Shareholders Agreement dated September 11, 2002, by and among HPFS, ClearBlue Atlantic, LLC, a Delaware limited liability company ("CBA"), ClearBlue and CMGI, Inc. (the "ClearBlue Shareholders Agreement"), and (iv) restrictions under that certain Shareholders Agreement dated February 19, 2003, by and among HPFS and CBA (the "NaviSite Shareholders Agreement").

SECTION 3.3. Consents and Approvals. Neither the execution, delivery and performance of this Agreement by HPFS, nor the consummation by HPFS of any transaction related hereto, including the transfer, sale and delivery of the Shares, will require any consent, approval, license, Order or authorization of, filing, registration, declaration or taking of any other action with, or notice to, any Person, other than such consents, approvals, filings or actions as may be required under (a) the Federal securities laws which have or will be made,
(b) the NaviSite Shareholders Agreement, and (c) the ClearBlue Shareholders Agreement.

SECTION 3.4. No Conflicts. The execution and delivery by HPFS of this Agreement and the Transaction Documents to which it is or will become a party do not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party (the "Contemplated Transactions") shall not, assuming the consents, approvals, filings or actions described in Section 3.3 are made or obtained, as the case may be, (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or by-laws of HPFS, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which HPFS is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to HPFS or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the Shares being conveyed by HPFS to Atlantic.

SECTION 3.5. Brokers, etc. HPFS is not obligated to pay any fee or commission to any broker, finder or other similar Person in connection with the transactions contemplated by this Agreement (other than any fees or commissions that are solely for the account of HPFS).

SECTION 3.6. NaviSite Non-Public Information. HPFS acknowledges that it is aware that Atlantic may have material non-public information concerning NaviSite and ClearBlue as Atlantic is the indirect controlling shareholder of each of NaviSite and ClearBlue.

                                   ARTICLE IV

                   Representations and Warranties of Atlantic

                  Atlantic represents and warrants to HPFS that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).

SECTION 4.1. Existence; Power and Authority. Atlantic is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Atlantic has the requisite limited liability company power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance by Atlantic of this Agreement and the consummation by it of the Contemplated Transactions have been duly authorized by the Managing Member of Atlantic, and no other company action on the part of Atlantic is necessary to authorize the execution and delivery by Atlantic of this Agreement or the consummation by it of the Contemplated Transactions. This Agreement has been duly executed and delivered and, upon execution by HPFS, will constitute a valid and legally binding obligation of Atlantic, enforceable against Atlantic in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 4.2. Authorization of the Note. The Note has been duly authorized and when issued, will be the legal, valid and binding obligation of Atlantic, enforceable against Atlantic in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and
(b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 4.3.      Purchase Entirely for Own Account.

(a) The Shares to be received by Atlantic will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof.

(b) Atlantic has no present intention of selling, granting any participation in, or otherwise distributing the Shares, except, in the case of (a) and (b) of this
Section 4.3, as permitted by the Act.

(c) Atlantic is an "accredited investor" under Rule 501(a) promulgated under the Securities Act of 1933, as amended.

SECTION 4.4. Restricted Securities. Atlantic understands that the Shares are characterized as "restricted securities" under the Federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

SECTION 4.5. Legends. It is understood that the certificate(s) evidencing the Shares shall bear a legend substantially in the form below:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES OR UNLESS SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

SECTION 4.6.      No Conflicts.

(a) The execution and delivery by Atlantic of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the Contemplated Transactions shall not, (a) contravene, conflict with, or result in any violation or breach of any provision of the operating agreement of Atlantic, (b) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Atlantic is a party or by which it or any of its properties or assets may be bound, or (c) conflict or violate any permit, concession, franchise, license, judgment, Order, decree, statute, law, ordinance, rule or regulation of any government, governmental instrumentality or court, domestic or foreign, applicable to Atlantic or any of its properties or assets, except in the case of (b) and (c) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, materially and adversely affect the Note being issued by Atlantic to HPFS.

(b) Atlantic is not nor will it be required to give any notice to or obtain any consent from any person or governmental entity in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

SECTION 4.7. Brokers' Fees. Atlantic has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement (other than any fees or commissions that are solely for the account of Atlantic).

SECTION 4.8. Non-Public Information. Atlantic acknowledges that it is aware that HPFS may have material non-public information concerning NaviSite and ClearBlue as HPFS is a shareholder of each of NaviSite and ClearBlue.

                                   ARTICLE V

                     Conditions Precedent; Related Covenants

SECTION 5.1. Closing Efforts. Each of the parties hereto shall use its commercially reasonable efforts ("Reasonable Efforts") to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date, and (ii) the conditions to the obligations of the other parties to consummate the transaction are satisfied.

SECTION 5.2. Conditions Precedent to Obligations of Atlantic. The obligation of Atlantic to purchase the Shares and issue the Note at the Closing is subject to the fulfillment of the condition that, at the Closing, the representations and warranties of HPFS set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of HPFS set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

SECTION 5.3. Conditions Precedent to Obligations of HPFS. The obligation of HPFS to sell the Shares at the Closing is subject to the fulfillment of the condition that, at the Closing, the representations and warranties of Atlantic set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of Atlantic set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date).

SECTION 5.4. Conditions Precedent to Obligations of Atlantic and HPFS. The obligation of Atlantic and HPFS to consummate the Contemplated Transactions at the Closing shall also be subject to the fulfillment of the following conditions:

(a) Waiver by ClearBlue. The parties shall have received evidence of the waiver of ClearBlue's right of first refusal with respect to the ClearBlue Shares under the ClearBlue Shareholders Agreement.

(b) Waiver by CBA. The parties shall have received evidence of the waiver of CBA's right of first refusal with respect to the NaviSite Shares under the NaviSite Shareholders Agreement.

                                   ARTICLE VI

                                   Termination

SECTION  6.1.  Termination  by  Mutual  Consent.   This  Agreement  may  be
terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the written consent of each party hereto.

SECTION 6.2. Termination by either HPFS or Atlantic. This Agreement may be terminated (upon written notice from the terminating party hereto to the other party hereto) and the transactions contemplated hereby may be abandoned by action of any party hereto, if (a) the Closing shall not have occurred on or prior to June 30, 2003, or (b) any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign shall have issued a Law or Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such Law or Order shall have become final and nonappealable.

SECTION 6.3. Effect of Termination and Abandonment. In the event of termination of this Agreement pursuant to this Article VI hereof, no party hereto or, its directors or officers or other controlling persons shall have any liability or further obligation to any other party hereto pursuant to this Agreement, except that Article VIII hereof shall survive termination of this Agreement and nothing herein will relieve any party hereto from liability for any breach of this Agreement occurring prior to such termination.

                                  ARTICLE VII

                                    RESERVED


                                  ARTICLE VIII

                      General Provisions; Other Agreements

SECTION 8.1. Press Releases. Other than any required filings under the Federal securities laws, none of the parties hereto will, without first obtaining the approval of the other, make any public announcement, directly or indirectly, regarding this Agreement, nor the nature of the transaction contemplated by this Agreement, to any person except as required by law or regulatory bodies and other than to the respective principals or other representatives of the Parties, each of whom shall be similarly bound by such confidentiality obligations. If any such press release or public announcement is so required by either party (except in the case of any disclosure required under the Federal securities laws to be made in a filing with the Securities and Exchange Commission), the disclosing party shall consult with the other parties prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to each of the parties.

SECTION 8.2. Expenses. Regardless of whether the transactions contemplated hereby are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such costs and expenses.

SECTION 8.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

SECTION 8.4. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

SECTION 8.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof.

SECTION 8.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties hereto following the applicable facsimile transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

SECTION 8.7. Amendment. Any term of this Agreement may be modified or amended only by an instrument in writing signed by each of the parties hereto.

SECTION 8.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Stock
Purchase Agreement to be duly executed and delivered as of the date set forth above.


HEWLETT-PACKARD FINANCIAL
SERVICES COMPANY
420 Mountain Avenue
Murray Hill, New Jersey  07974



By:____________________________
     Name:
     Title:


ATLANTIC INVESTORS, LLC
20 East 66th Street, 2nd Floor
New York, New York  10021

By:  Madison Technology LLC, its Managing Member



By:  _______________________________
        Name:  Arthur Becker
        Title:  Managing Member